SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


           Northwest Bancorp, Inc.                  Northwest Capital Trust I
       (Exact names of the co-registrants as specified in their charters)

           Federal                                          Delaware
 (State or other jurisdiction                    (State or other jurisdiction
of incorporation or organization)              of incorporation or organization)

            23-2900888                                    Applied for
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                                301 Second Avenue
                           Warren, Pennsylvania 16365
                                 (814) 726-2140

          (Address, including zip code, and telephone number, including area code, of the co-registrants' principal executive offices)

If this Form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to                       securities pursuant to
Section 12(b) of the Exchange Act            Section 12(g) of the Exchange Act
and is effective pursuant to                 and is effective pursuant to
General Instruction A. (c),                  General Instruction A. (d),
please check the following box. [_]          please check the following box. [X]


Securities to be registered pursuant to Section 12(b) of the Act:
                                                   Name of each exchange
        Title of each class to                     on which each class
          be so registered                         is to be registered
       ------------------------                    --------------------
                None.                                      None.


Securities to be registered pursuant to Section 12(g) of the Act:

__% Cumulative Trust Preferred Securities of Northwest Capital Trust I (and the guarantee of Northwest Bancorp, Inc. with respect thereto)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        For the full description of Northwest Capital Trust I's ____% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and Northwest Bancorp, Inc.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures," and "Description of the Guarantee" in the final prospectus to be filed by the registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which prospectus shall be deemed to be incorporated by reference into this registration statement on Form 8-A. The prospectus forms a part of the Registration Statement on Form S-3 (Registration No. 333-72400 and Registration No. 333-72400-01) filed by Northwest Bancorp, Inc. and Northwest Capital Trust I with the Securities and Exchange Commission on October 29, 2001 and November 9, 2001, respectively, under the Securities Act (the "Registration Statement").

Item 2. Exhibits.

        The following exhibits are filed as part of this registration statement on Form 8-A:

      Exhibit Number  Description

            2.1 Form of Indenture by and between Northwest Bancorp, Inc. and Bankers Trust Company (incorporated by reference to Exhibit 4.9 of the Registration Statement).

            2.2 Form of Subordinated Debenture (incorporated by reference to Exhibit 4.10 of the Registration Statement which is included as an exhibit to Exhibit 4.9 of the Registration Statement).

            2.3       Certificate of Trust (incorporated by reference to Exhibit
                      4.3 of the Registration Statement).

            2.4 Trust Agreement (incorporated by reference to Exhibit 4.1 of the Registration Statement).

            2.5 Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.2 of the Registration Statement).

            2.6 Form of Trust Preferred Securities Certificate (incorporated by reference to Exhibit 4.6 of the Registration Statement which is included as an exhibit to
                      Exhibit 4.2 of the Registration Statement).

            2.7 Form of Agreement of Expense and Liabilities (incorporated by reference to Exhibit 4.5 of the Registration Statement).

            2.8 Form of Trust Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.8 of the Registration Statement).

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            NORTHWEST BANCORP, INC.


Date:   November 23, 2001                   By:     /s/ William J. Wagner
                                                --------------------------------
                                            Name:  William J. Wagner
                                            Title: President and Chief Executive
                                                   Officer

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             NORTHWEST CAPITAL TRUST I


Date:   November 23, 2001                    By:     /s/ William J. Wagner
                                                --------------------------------
                                             Name:  William J. Wagner
                                             Its:   Trustee


Date:   November 23, 2001                    By:     /s/ Gregory C. LaRocca
                                                --------------------------------
                                             Name:  Gregory C. LaRocca
                                             Its:   Trustee


Date:   November 23, 2001                    By:     /s/ William W. Harvey, Jr.
                                                --------------------------------
                                             Name:  William W. Harvey, Jr.
                                             Its:   Trustee